Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
AMGEN INC.
AMGEN INC., a corporation (the “Corporation”) organized and existing under the General Corporation Law of the State of Delaware, HEREBY CERTIFIES:
FIRST:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 31, 1986.
SECOND:     The Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A only restates and integrates, and does not further amend, the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
THIRD:    This Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.
FOURTH:     The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.
IN WITNESS WHEREOF, Amgen Inc. has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 6 day of March, 2013.

AMGEN INC.

/s/ David J. Scott
David J. Scott
Senior Vice President, General Counsel and Secretary

Exhibit A
AMGEN INC.
RESTATED CERTIFICATE OF INCORPORATION
FIRST:        The name of this corporation is Amgen Inc.
SECOND:    The address of the registered office of this corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.
THIRD:    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Delaware Corporations Code.
FOURTH:    This corporation is authorized to issue two (2) classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock.”  The total number of shares which this corporation is authorized to issue is Two Billion Seven Hundred and Fifty-Five Million (2,755,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock and Two Billion Seven Hundred and Fifty Million (2,750,000,000) shares shall be Common Stock, all with a par value of $.0001.
The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is expressly authorized in the resolution or resolutions providing for the issue of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including, without limitation: the rate of dividends upon which and the time at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to other series of stock of this corporation, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of this corporation and the terms and conditions, including price and rate of exchange of such conversion or exchange; the redemption (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix.  The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issue of shares of that series and to decrease, but not increase, the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding (in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series).
FIFTH:          (a)    The number of directors which shall constitute the whole Board of Directors of this corporation shall be fixed by resolution of the Board of Directors from time to time, subject to the provisions of this Article FIFTH.
(b)    At each annual meeting of stockholders of this corporation commencing at the annual meeting of stockholders next following the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as of and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director's term expires in accordance with the foregoing provisions or until the director's prior death, resignation, retirement, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director's term until the director's successor shall be duly elected and qualified.
(c)    No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(d)    Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of the stockholders. Each such director shall serve until the director's term expires in accordance with the foregoing provision or until the director's prior death, resignation, retirement, disqualification or removal from office; provided that the director shall serve notwithstanding the expiration of the director's term until the director's successor shall be duly elected and qualified.
SIXTH:    A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
SEVENTH:    This corporation reserves the right at any time and from time to time to amend, alter, change, or appeal any provisions contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

EIGHTH:    All the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors, who shall have full control over the affairs of this corporation. In furtherance and not in limitation of the powers conferred by law and by this Certificate of Incorporation, the Board of Directors is hereby expressly authorized:
1.    To make, amend, repeal, or otherwise alter the Bylaws of this corporation, without any action on the part of the stockholders; provided, however, that any Bylaws made by the directors and any and all powers conferred by any of said Bylaws may be amended, altered, or repealed by the stockholders.
2.    To fix, determine, and vary the amount to be reserved or maintained for any proper purpose, and to fix the times for the declaration and payment of dividends.
3.    To transfer all or any part of the assets of this corporation by way of mortgage, or in trust or in pledge, to secure indebtedness of this corporation, without any vote or consent of stockholders, and to authorize and to cause to be executed instruments evidencing any and all such transfers.

4.    To sell, lease, or exchange any part less than all or less than substantially all of the property and assets, including good will and corporate franchises, of this corporation upon such terms and conditions as the Board of Directors may deem expedient for the best interests of this corporation, without any authorization, affirmative vote, or written consent or other action of the stockholders or any class thereof.
NINTH:    (a)    Vote Required for Certain Business Combinations.
(1)    Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph (b) of this Article NINTH:
(i)    any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) to, with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of this corporation or any Subsidiary having an aggregate Fair Market Value equal to or greater than ten percent (10%) of the corporation's assets as set forth on the corporation's most recent audited, consolidated financial statements filed with the Securities and Exchange Commission; or
(iii)    the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholders; or
(iv)    any reclassification of securities (including any reverse stock split) or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or
(v)    the issuance or transfer by this corporation or any Subsidiary (in a transaction or series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholders in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Twenty Million Dollars ($20,000,000) or more;
shall require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”) not then held by the Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(2)    Definition of “Business Combination.”  The term “Business Combination” as used in this Article NINTH shall mean any transaction which is referred to in any one or more clauses (i) through (v) of subparagraph (1) of this paragraph (a).
(b)    When Subparagraph (a) Vote is Not Required.  The provisions of paragraph (a) of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following subparagraphs (b)(1) or (b)(2) are met:
(1)    Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).
(2)    Price and Procedure Requirements.  All of the following conditions shall have been met:
(i)    The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:
(A)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and
(B)    the Fair Market Value per share of Common Stock (1) on the Announcement Date or (2) on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article NINTH as the “Determination Date”), whichever is higher.
(ii)    The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(2)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
(A)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;
(B)    (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation; and
(C)    the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(iii)    The consideration to be received by holders of any particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock.  If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.  The price determined in accordance with subparagraphs (b)(2)(i) and (b)(2)(ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.
(iv)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to public stockholders of this corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
(v)    After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
(A)    except as approved by a majority of the Board entitled to vote thereon (determined in a manner similar to that set forth in subparagraph (b)(1) above), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock;
(B)    there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Board entitled to vote thereon (determined in a manner similar to that set forth in subparagraph (b)(1) above), and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Board entitled to vote thereon (determined in a manner similar to that set forth in subparagraph (b)(1) above); and
(C)    such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
(vi)    After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
(c)    Certain Definitions.  For the purposes of this Article NINTH:
(1)    A “person” shall mean any individual, firm, corporation or other entity.
(2)    “Interested Stockholder” shall mean any person (other than this corporation or any Subsidiary) who or which:

(i)    is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting power of the outstanding Voting Stock; or
(ii)    is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly of twenty percent (20%) or more of the voting power of then outstanding Voting Stock; or
(iii)    is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.
(3)    A person shall be a “beneficial owner” of any Voting Stock:
(i)    that such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or
(ii)    that such person or any of its Affiliates or Associates has:
(A)    the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase; or
(B)    the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (II) is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or
(iii)    that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent permitted by the provision of subparagraph (c)(3)(ii)(B) above) or disposing of any shares of Voting Stock.
(4)    For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (c)(2), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(3), but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(5)    “Affiliate” or “Associates” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1988.
(6)    “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (c)(2), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.
(7)    “Disinterested Director” means any member of the Board of Directors of this corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.
(8)    “Majority of the Disinterested Directors” means a majority of the Disinterested Directors, whether or not the number of such Disinterested Directors then constitutes a quorum of the Board of Directors of this corporation.
(9)    “Fair Market Value” means:
(i)    in the case of stock, the average of the closing sale prices during the ten (10)-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if the stock is not listed on any such exchange but is listed as a National Market System stock in the National Association of Securities Dealers, Inc. Automated Quotation System, as reported in that National Market System, if such stock is not listed on any such exchange or reported in such system the average of the closing bid quotations with respect to a share of such stock during the ten (10)-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and
(ii)    in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.
(10)    In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs (b)(2)(i) and (ii) of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.
(d)    Powers of the Board of Directors.  A majority of the Disinterested Directors of this corporation shall have the power and duty to determine for the purposes of this Article NINTH on the basis of information known to them after reasonable inquiry:
(i)    whether a person is an Interested Stockholder;
(ii)    the number of shares of Voting Stock beneficially owned by any person;
(iii)    whether a person is an Affiliate or Associate of another; and
(iv)    the Fair Market Value of the assets that are the subject of any Business Combination.  A majority of the Disinterested Directors of this corporation shall have further power to interpret all of the terms and provisions of this Article NINTH.  Any such determination made in good faith shall be binding and conclusive on all parties.

(e)    No Effect on Fiduciary Obligations of Interested Stockholders or Directors.
(1)    Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
(2)    The fact that any Business Combination complies with the provisions of Section (b) of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, and such compliance shall not limit, prohibit or otherwise restrict in any manner the Board of Directors, or any members thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.
(f)    Amendment, Repeal, etc.  Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of this corporation, the affirmative vote of the holders of at least a majority of the outstanding Voting Stock not then held by any Interested Stockholder, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article NINTH.
TENTH:          All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of this corporation may be effected by the written consent of the holders of capital stock of this corporation entitled to vote; provided that no such action may be effected except in accordance with the provisions of this Article TENTH and applicable law.
(a)         Request for Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article TENTH. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of this corporation and delivered to this corporation and signed by holders of record of at least fifteen percent (15%) in voting power of the then outstanding shares of capital stock of this corporation entitled to vote on the matter, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Article TENTH. Following delivery of the notice, the Board of Directors shall, by the later of (i) twenty (20) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information requested by this corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article TENTH and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article TENTH or if no such determination shall have been made by the date required by this Article TENTH, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to this corporation in the manner described in paragraph (f) of this Article TENTH; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(b)          Notice Requirements. Any notice required by paragraph (a) of this Article TENTH must be delivered by the holders of record of at least fifteen percent (15%) in voting power of the then outstanding shares of capital stock of this corporation entitled to vote on the matter (with evidence of such ownership attached to the notice), must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by this corporation's bylaws as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, other than as permitted to be included in this corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the bylaws of this corporation). This corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by this corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article TENTH. In connection with an action or actions proposed to be taken by written consent in accordance with this Article TENTH, the stockholders seeking such action or actions shall further update and supplement the information previously provided to this corporation in connection therewith, if necessary, as required by Section 15 of this corporation's bylaws.
(c)          Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) an identical or substantially similar item (a “Similar Item”) is included in this corporation's notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, and the date of which is within ninety (90) days of the delivery of a request to set a record date (and, for purposes of this clause (ii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election of directors but the removal of directors without the election of any replacements shall not be deemed a “Similar Item” with respect to the election of directors) or (iii) such record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(d)          Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of this corporation entitled to vote on the matter pursuant to and in accordance with this Article TENTH and applicable law.
(e)          Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article TENTH, Consents signed by a sufficient number of stockholders to take such action are so delivered to this corporation.
(f)          Delivery of Consents. No Consents may be dated or delivered to this corporation or its registered office in the State of Delaware until 90 days after the delivery of a valid request to set a record date. Consents must be delivered to this corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to this corporation of Consents, the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, under this Article TENTH. If after such investigation the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of this corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of this corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(g)         Effectiveness of Consent. Notwithstanding anything in this Certificate to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Article TENTH. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article TENTH, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article TENTH, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to this corporation that the Consents delivered to this corporation in accordance with paragraph (f) of this section, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.
(h)         Challenge to Validity of Consent. Nothing contained in this Article TENTH shall in any way be construed to suggest or imply that the Board of Directors of this corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(i)         Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article TENTH shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.